Exhibit 10.1

JOINDER AND SUPPORT AGREEMENT
    This JOINDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of June __, 2021, is made and entered into by and among 1Life Healthcare, Inc., a Delaware corporation (“Parent”), Iora Health, Inc., a Delaware corporation (the “Company”) and the undersigned holder of Company Capital Stock (together with any of his, her or its Affiliates, the “Holder”). Each of Parent and the Holder are collectively referred to from time to time herein as the “Parties,” and each, individually, as a “Party.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS
    WHEREAS, Parent, SB Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Company and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the Stockholders (the “Stockholders’ Representative”), have entered into that certain Agreement and Plan of Merger, dated as of June __, 2021 (as such agreement may be amended from time to time, the “Merger Agreement”), pursuant to which the Company shall be acquired by Parent, by means of a statutory merger of Merger Sub with and into the Company, pursuant to which the Company would survive and become a wholly owned subsidiary of Parent (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement;

    WHEREAS, as of the date hereof the Holder is the beneficial and record owner of the shares of Company Capital Stock set forth under the Holder’s name on the signature page hereto (such shares of Company Capital Stock, together with any other shares of Company Capital Stock acquired by the Holder after the date hereof, being collectively referred to herein as the “Shares”);

    WHEREAS, the Holder understands and acknowledges that Parent and Merger Sub are entitled to rely on (i) the truth and accuracy of the Holder’s representations and warranties contained herein and (ii) the Holder’s performance of the obligations set forth herein; and

    WHEREAS, as an inducement and a condition to Parent and Merger Sub entering into the Merger Agreement, the Holder is executing and delivering this Agreement.

    NOW THEREFORE, in consideration of the premises, covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
WAIVERS; RELEASE
1.1     Waiver. With respect to the Merger and the other transactions contemplated by the Merger Agreement and this Agreement, the Holder hereby waives all of the notice requirements set forth in the Company Organizational Documents and Subsidiary Organizational Documents, in each case, as in effect as of the date hereof, or any agreements or other documents between the Company and the Holder, and any notice to which the Holder may be entitled pursuant to the DGCL and any other state corporate law that may apply or purport to apply.
1.2     Release.
(a)The Holder, on behalf of the Holder and, to the greatest extent permissible by Applicable Law, each of the Holder’s agents, trustees, beneficiaries, heirs, successors, legal representatives and assigns, in each case, only to the extent any such Person asserts Claims (as defined below) of, or on behalf of, the Holder, hereby, effective upon the Closing and subject to receiving the Merger Consideration owed to such Holder pursuant to the Merger Agreement that are payable at the Closing upon the delivery of a Letter of Transmittal in accordance with the Merger Agreement (excluding, for the avoidance of doubt, the amounts deposited with the Escrow Agent pursuant to Section 1.4(a) of the Merger Agreement and less the Expense Fund Shares), unconditionally and irrevocably and forever releases and discharges each Company Group Member, Parent, the Surviving Corporation and their respective successors and assigns, and their respective present and former directors (or similar governing bodies), officers, stockholders, employees, Affiliates, agents and other representatives (collectively, the “Released Parties”), of and from, and hereby unconditionally and irrevocably waives, any and all claims, damages, actions and causes of action, obligations, liabilities, promises, agreements, controversies, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any kind or character whatsoever, known or unknown, suspected or unsuspected, existing or prospective, in contract or in tort, at law or in equity, that the Holder ever had, now has or ever may have or claim to have against or with respect to any of the Released Parties, resulting from, arising out of or relating to the amount or form of the consideration to be received by the Holder pursuant to the Merger Agreement (without limiting any rights or remedies therein), any claims related to the negotiation and execution of the Merger Agreement or any other Transaction Agreement or any other matter, circumstance, event, action, inaction, omission, cause or thing whatsoever relating to any Company Group Member (including arising out of or relating to the Holder’s status as a Company securityholder prior to the Effective Time and, in such case, arising at any time at or prior to, the Effective Time) (collectively, “Claims”); provided, however, this release does not extend to (i) any Claim to enforce the terms of, or any breach of, this Agreement, the Merger Agreement, the Transaction Agreements, or any agreement entered into between Holder and Parent or any of its Affiliates or any document or agreement delivered hereunder or thereunder or any of the provisions set forth herein or therein, (ii) any Claim by the Holder, if the Holder is an employee of, or service provider to, any Company Group Member, with respect to claims for salary, wages, expense reimbursement, or benefits owed to the Holder by a Company Group Member in the Holder’s capacity as an employee of or service provider to the Company, (iii) any rights to payments pursuant to the Merger Agreement or any other Transaction Agreement to which the Holder is a party, (iv) any Claim by the Holder if the Holder is or was an officer or director of any Company Group Member, with respect to any rights available to the Holder in the Holder’s capacity as an officer or director of any Company Group Member under the indemnification provisions contained in the Organizational Documents of such Company Group Member in effect as of the date hereof or in any indemnification agreement between any Company Group Member and such officer or director or pursuant to Section 4.14 of the Merger Agreement, (v) any claim by Holder for Fraud on the part of Parent or Merger Sub in respect of the representations and warranties set forth in Article III of the Merger Agreement, (vi) any Claim under any insurance policy maintained by the Company, the Surviving Corporation or any successor for the benefit of the Holder, or (vii) any Claim of the Holder that cannot be released by Applicable Law (collectively, the “Retained Claims”);
(b)The Holder hereby unequivocally, unconditionally and irrevocably agrees not to, directly or indirectly, initiate proceedings with respect to, institute, assert or threaten to assert any Claim,

other than the Retained Claims, against or with respect to any of the Released Parties, and this Agreement shall constitute a complete defense to any Claim, other than the Retained Claims.
(c)The Holder acknowledges that the Holder has had the opportunity to be advised by legal counsel with regard to this Section 1.2 and hereby irrevocably and expressly waives any benefits that may be applicable to the Holder under Section 1542 of the California Civil Code (or any similar statute, common law or other Applicable Law regarding the release of unknown claims in any jurisdiction), which section provides substantially as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
(d)    Regardless of the date on which this Agreement is executed and delivered, this Section 1.2 shall be effective subject to and at the Closing.
1.3     Waiver of Appraisal and Dissenters’ Rights. The Holder hereby waives any and all appraisal or dissenters’ rights with respect to the Shares, including appraisal rights under Section 262 of the DGCL.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
    The Holder hereby represents and warrants to Parent and the Company as follows:
2.1     Organization; Natural Person. If the Holder is an entity, the Holder is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its organization. If the Holder is an individual, the Holder is a natural person.
2.2     Authorization of Agreement. The Holder has all requisite power and authority (if the Holder is an entity) or legal capacity (if the Holder is a natural person) to execute and deliver this Agreement and to perform the Holder’s obligations under this Agreement. The execution and delivery of this Agreement, and the consummation by the Holder of the transactions contemplated hereby, have been duly and validly authorized by all necessary action of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and, assuming the due authorization, execution and delivery by Parent and the Company, this Agreement constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.
2.3     Conflicts; Consents of Third Parties.
(a)Neither the execution and delivery by the Holder of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Holder with any of the provisions hereof, will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Holder to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon the Shares under, any provision of (i) if the Holder is an entity, any provision of the organizational or governing documents of the Holder, each as currently in effect, (ii) any Contract or permit to which the Holder is a party or by which the Shares are bound or affected, other than any equity award agreements, (iii) any Order applicable to the Holder or any of the Shares or (iv) any Applicable Law.
(b)No consent, waiver, approval, Order, material permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of the Holder in connection with the execution and delivery of this Agreement, the compliance by the Holder with any of the provisions hereof, or the performance of the Holder’s obligations under this Agreement.
2.4     Litigation. As of the date hereof, there is no pending or, to the knowledge of the Holder, threatened, Legal Proceeding against the Holder or the Holder’s properties that challenges the validity or propriety, or seeks to prevent, impair or delay consummation of the transactions contemplated hereby.
2.5     No Brokers. The Holder is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar intermediary retained by or authorized to act on or behalf of such Holder in connection with the origin, negotiation or execution of the Merger Agreement, this Agreement or in connection with the transactions contemplated by the Merger Agreement and this Agreement.
2.6     Ownership of Shares. The Holder is the sole beneficial and record owner of and has good and marketable title to all of the shares of Company Capital Stock set forth under the Holder’s name on the signature page hereto, which shares are and as of the Closing will be free and clear of all Liens other than (a) Liens created by Parent or any of Parent’s Affiliates and (b) Liens arising under the Terminating Agreements (as defined below). Other than the Terminating Agreements, the Holder is not party to any contract with the Company in such Holder’s capacity as a Company securityholder or that otherwise relates to such Holder’s ownership of Company Capital Stock. Other than the shares of Company Capital Stock, Company Options, Company Phantom Stock Units and Company Warrants set forth under the Holder’s name on the signature page hereto, Holder does not (i) own beneficially or of record any shares of Company Capital Stock, Company Options, Company Phantom Stock Units, Company Warrants or other equity interests of any Company Group Member or (ii) have the power to vote or direct the vote of any shares of Company Capital Stock. Other than as set forth in the Company Organizational Documents, the Holder has voting power and power to agree to all of the matters set forth in this Agreement, with no restrictions on the Holder’s voting power pertaining thereto. If the Holder has purchased or otherwise acquired any shares of Company Capital Stock subject to repurchase by the Company, the Holder has timely filed all applicable elections and notices under Section 83(b) of the Internal Revenue Code of 1986, as amended with respect to such shares of Company Capital Stock.
2.7     Acknowledgement. The Holder acknowledges and agrees that none of Parent, Merger Sub, the Company or any of their respective Representatives or any other Person has made, and the Holder is not relying on and has not relied on, any representation or warranty to the Holder or any of Holder’s Representatives with respect to (a) any projections, estimates or budgets for Parent or the Company or (b) any materials, documents or information relating to Parent, Merger Sub, the Company or their respective businesses made available to the Company, any Company securityholder or any of their respective Representatives in any “data room,” online data site, confidential memorandum, other offering materials or otherwise, except, in the case of (a) and (b), as specifically set forth in the representations and warranties set forth in Article III of the Merger Agreement.
2.8     Tax Matters. The Holder has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement and this Agreement. Except for the covenants set forth in Section 4.13(e) of the Merger Agreement and the representations set forth in Section 3.11(f) of the Merger Agreement and except to the extent the Tax treatment or Tax consequences of the Merger are described in the Form S-4 Registration Statement and/or the Proxy Statement/Prospectus, neither Parent nor any of Parent’s Affiliates makes any representations or warranties to the Company or to any Holder regarding the Tax treatment of the Merger, or any of the Tax consequences to the Company or any Holder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and the Holders are relying solely on their own Tax advisors for Tax advice regarding the Merger Agreement, the Merger and the other transactions and agreements contemplated hereby. The Holder understands that the Holder (and not Parent, Merger Sub, the Company or the Surviving Corporation) shall be responsible for any Tax liability for the Holder that may arise as a result of any of the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.
2.9     Review. The Holder has had an opportunity to carefully read this Agreement and the Merger Agreement, and the Holder has had reasonable time and opportunity to discuss the requirements of such agreements with the Holder’s financial, legal and other advisors, to the extent the Holder has determined necessary, prior to executing this Agreement. The Holder acknowledges it is relying solely on his, her or its own counsel and not on any statements or representations of Parent, Merger Sub or the Company or their respective Representatives for legal advice with respect to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

ARTICLE III
COVENANTS OF THE HOLDER
3.1     Nondisclosure.
(a)The Holder acknowledges and agrees that as a result and as a part of the Holder’s relationship with the Company (including as a result of the Holder’s ownership of the Shares), the Holder may have been afforded access to Confidential Information (as defined below) which could have an adverse effect on Parent, the Surviving Corporation and their businesses if it is disclosed or used for any purpose other than that for which it was intended (the “Purpose”), and that as a condition and inducement to Parent and Merger Sub entering into the Merger Agreement and as a condition to the consummation of the Merger, it is reasonable and necessary for the Holder to promise and agree, subject to the terms and conditions herein and solely to the extent such Holder actually received Confidential Information, not to disclose or use, other than for the Purpose, such Confidential Information. The Holder further acknowledges and agrees that the benefits provided to the Holder under this Agreement and the Merger Agreement constitute good and sufficient consideration for the agreements and covenants in this Article III.
(b)The Holder covenants and agrees that from and after the Effective Time, the Holder shall not directly or indirectly disclose any Confidential Information. Notwithstanding the foregoing, the provisions of this Section 3.1(b) will not prohibit any use or disclosure of Confidential Information (i) required by Applicable Law or otherwise pursuant to court order, subpoena or other legal process, so long as the Holder agrees to use the Holder’s commercially reasonable efforts to: (A) to the extent permitted by Applicable Law or otherwise pursuant to court order, subpoena or other legal process, provide Parent and the Surviving Corporation an opportunity to object to the disclosure; (B) to the extent permitted by Applicable Law, give Parent and the Surviving Corporation reasonable prior written notice under the circumstances; and (C) if requested by Parent or the Surviving Corporation, reasonably cooperate with Parent or the Surviving Corporation, at Parent’s or the Surviving Corporation’s, as applicable, sole expense, to seek protective treatment of the Confidential Information, (ii) reasonably determined to be required to enforce any right or remedy relating to the Merger Agreement or the transactions contemplated by the Merger Agreement including, for the avoidance of doubt, such disclosure made to the Stockholders’ Representative or the Stockholders’ Representative’s Affiliates or representatives; provided, that such Persons shall have agreed in advance of such disclosure to be bound by confidentiality obligations substantially similar to the terms of confidentiality to which the Holder is bound pursuant to this Agreement or are otherwise bound by a fiduciary or other legal obligation of confidentiality or, (iii) to a legal, financial or tax advisor who has a need to know such information for the purpose of providing advice or services to the Holder, and who is bound by a fiduciary, contractual or other legal obligation not to disclose such information or (iv) if such information has otherwise been made public (other than as a result of disclosure by Holder in violation of the terms hereof), including information regarding the Merger Agreement or the Merger that is consistent with previous press releases or public announcements made pursuant to Section 4.11 of the Merger Agreement or otherwise by Parent; provided, that if the Holder is not a natural person and is an investment fund or other similar entity, the Holder and its affiliated investment, management, and general partner entities (the “Holder Group”) may, following the Closing, disclose that the Holder sold its interest in the Company, the amount of the Holder’s investment in the Company, the identity of Parent and the Holder’s proceeds in the sale of its interest in the Company, and other such similar information required to be disclosed by the Holder Group’s partnership agreement or operating agreement governing the Holder Group and applicable partnership or limited liability company, to its current and former direct and indirect stockholders, members, investors and partners and its prospective stockholders, members, investors and partners (collectively, “Recipients”), so long as such Recipients are bound by customary obligations of confidentiality to the Holder Group and directed to keep such information confidential in accordance with this Section 3.1(b). To the extent, and for so long as, the Holder is an employee of Parent or one of its Subsidiaries, nothing herein shall be deemed to limit or interfere with the Holder’s right, without notice to or authorization of the Company, to communicate in good faith with any Governmental Authority for the purpose of reporting a possible violation of Applicable Law, or to participate in any investigation or proceeding that may be conducted by any Governmental Authority, including by providing documents or other information, or for the purpose of filing a change or complaint with a Governmental Authority. Notwithstanding the foregoing, no prior notice or other action shall be required by Holder in respect of any disclosure made to any banking, financial, accounting or similar supervisory authority exercising its routine supervisory or audit functions.
(c)For purposes of this Article III, “Confidential Information” means (i) all information disclosed to the Holder in the Holder’s capacity as a holder of Company Capital Stock, Company Options, Company Phantom Stock Units and/or Company Warrants, and (ii) all information relating to the Merger, including all strategies, negotiations, discussions, terms, conditions, and other information relating to this Agreement, the Merger Agreement and each other document and agreement delivered in connection herewith and therewith; provided, however that “Confidential Information” shall not include any information that is or becomes generally available to the public other than as a result of a violation of this Agreement, was received on a non-confidential basis from a source that was not subject to obligations of confidentiality to or for the benefit of any Company Group Member with respect to such information or was independently developed without the use of Confidential Information. The Holder acknowledges that all of the Confidential Information is and after the Effective Time will continue to be the exclusive proprietary property of the Company or its Affiliates, as applicable, whether or not prepared in whole or in part by the Holder and whether or not disclosed to or entrusted to the custody of the Holder. For the avoidance of doubt, (i) the taking of any action prohibited by this Section 3.1 by any director, officer or employee of Holder or any Recipient shall be deemed to be a breach of this Section 3.1 by the Holder and (ii) this Section 3.1 does not supersede any confidential agreement with respect to any Holder related to any commercial arrangements between any Company Group Member and the Holder or any of its Affiliates.
3.2     Public Announcements. Except for disclosures permitted by Section 3.1 and as permitted in the Merger Agreement with respect to the Company, the Holder shall not, directly or indirectly, issue or cause publication of any press release or other public announcement or make any other public statement (including any contemplated affiliation with Parent in social media accounts) with respect to the transactions contemplated hereby, in each case, without the prior written consent of Parent, which consent may be provided or withheld by Parent in its sole and absolute discretion. For the avoidance of doubt, the taking of any action prohibited by this Section 3.2 by any director, officer or employee of the Holder shall be deemed to be a breach of this Section 3.2 by the Holder.
3.3     Termination of Existing Agreements. If and to the extent the Holder is a party to any one or more of those certain agreements set forth on Appendix A attached hereto, and such agreements do not automatically terminate upon the consummation of the Merger (collectively, the “Terminating Agreements”), the Holder hereby agrees to the termination of the Terminating Agreements, and the waiver of any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights and similar rights of Stockholders under any such Terminating Agreement, such termination and waiver to be contingent upon, and effective immediately prior to, the Effective Time.
3.4     Transfer Restriction. The Holder shall not directly or indirectly, transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Shares, or enter into any agreement or other arrangement relating thereto (other than as expressly contemplated in the Merger Agreement), at any time prior to a Termination Event (as defined below).
3.5     Further Assurances. The Holder shall, as reasonably requested by Parent or the Company promptly execute and deliver such additional documents and instruments and take all such further action as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.
3.6     Litigation. The Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective successors or current or former directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.

ARTICLE IV
TRANSFER OF VOTING RIGHTS
4.1     Restriction on Transfer of Voting Rights. Except as provided hereunder or under the Merger Agreement, during the period from the date of this Agreement through the Voting Expiration Date

(as defined below), the Holder shall not, directly or indirectly, (a) create any Lien other than restrictions imposed by Applicable Law or pursuant to this Agreement on any of the Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any Contract with respect to any Transfer of, the Shares or any interest therein, (c) other than the proxy granted pursuant to the Voting Agreement, any proxy that may be granted under Section 5.2, grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Shares, (d) deposit or permit the deposit of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares, or (e) take any action that, to the knowledge of the Holder, would have the effect of preventing the Holder from performing the Holder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Holder may (A) make transfers or dispositions of the Shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, (B) make transfers or dispositions of the Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Holder, (C) make transfers of the Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Holder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Holder, (D) make transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (E) make transfers or dispositions not involving a change in beneficial ownership, (F) if the Holder is a trust, make transfers or dispositions to any beneficiary of the Holder or the estate of any such beneficiary, (G) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase shares of Company Capital Stock and (H) Transfer shares of Company Capital Stock to the Company to cover tax withholding obligations of the Holder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying shares of Company Capital Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement and the Company Organizational Documents; provided that, with respect to clauses (A) through (F) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Holder or the transferee provides Parent with a copy of such agreement promptly upon consummation of any such Transfer, provided, further that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with any such Transfer, provided that reasonable notice shall be provided to the Company prior to any such filing and that the underlying shares of Company Capital Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement. For purposes of this Agreement, (1) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; and (2) “Voting Expiration Date” as it applies to the Holder shall mean the earliest to occur of (i) the Effective Time, or (ii) a Termination Event (as defined below).
ARTICLE V
VOTING OF SHARES
5.1     Voting Covenant. The Holder hereby agrees that, prior to the Voting Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and in any action by written consent of the stockholders of the Company, unless otherwise directed in writing by Parent, the Holder shall cause the Shares to be voted:
(a)in favor of the adoption of the Merger Agreement and approval of the terms of the Merger and the other Transactions, and of any other actions reasonably agreed by Parent and the Company as necessary or appropriate in connection with the Transactions;

(b)against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and
(c)against any action, agreement, proposal or transaction involving the Company or any of its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the other Transactions contemplated by the Merger Agreement or this Agreement.
Prior to the Voting Expiration Date, the Holder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, “(b)” or “(c)” of the preceding sentence. Except as set forth in or contemplated by this Agreement, the Holder may vote the Shares in his, her or its discretion on all matters submitted for the vote of the Company’s stockholders or in connection with any meeting or written consent of the Company’s stockholders. Further, the Holder shall appear at any stockholder meeting and each such meeting at which any of the matters described this Section 5.1 is to be voted on or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum.
5.2     Proxy.
(a)The Holder hereby irrevocably appoints, and at the request of Parent will cause its controlled Affiliates to irrevocably appoint, as its and their proxy and attorney-in-fact Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Shares in accordance with Section 5.1 at any stockholder meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the Voting Expiration Date at which any of the matters described in Section 5.1 is to be considered; provided, however, that the Holder’s (and any such controlled Affiliates’) grant of the proxy contemplated by this Section 5.2 shall be effective if, and only if, the Holder (or such Affiliate, as applicable) has not delivered to the Secretary of the Company at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 5.1 is to be considered a duly executed irrevocable proxy card (provided that sensitive information such as account numbers may be redacted from the proxy card provided to Parent) directing that the Shares be voted in accordance with Section 5.1. This proxy (and any proxy granted by an Affiliate will be), if it becomes effective, is (or will be, as applicable) coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the Voting Expiration Date, at which time any such proxy shall terminate. The Holder (solely in its capacity as such) shall take such further actions or execute such other instruments (and shall cause its controlled Affiliates to do so) as may be reasonably necessary to effectuate the intent of this proxy.
(b)The Holder shall not enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to the Shares that is inconsistent with this Agreement or otherwise take any other action with respect to the Shares that would in any way restrict, limit or interfere with the performance of the Holder’s obligations hereunder or the transactions contemplated hereby.
ARTICLE VI
AGREEMENT TO BE BOUND BY CERTAIN PROVISIONS
OF THE MERGER AGREEMENT
6.1     Agreement to be Bound. The Holder acknowledges, approves of and agrees to be bound by and comply with the terms and conditions of the Merger Agreement applicable by their terms to the

Holder in his, her or its capacity as a Stockholder or Company securityholder, including in Sections 1.2 (Effect on Capital Stock, Options and Warrants), 1.3 (Escrow Funds), 1.4 (Exchange Agent; Payment of Merger Consideration; Exchange of Certificates), 1.5 (Post-Closing Adjustment), 4.6 (No Solicitation by the Company) and Article VII (Survival and Indemnification) thereof (but subject to all limitations and defenses set forth therein), as though the Holder were a party to the Merger Agreement with respect to such terms and conditions. This Section 6.1, among other things, is for the benefit of the Parent Indemnified Parties and shall be enforceable by them directly against the Holder, subject to the terms and conditions of the Merger Agreement. The Holder acknowledges and agrees that the Holder’s Pro Rata Portion of the Escrow Fund shall be retained by Parent in accordance with the Merger Agreement and shall only be paid to the Holder if and when any portion of the Final Merger Consideration Surplus or the balance of the Indemnity Escrow Fund upon termination of the Escrow, if any, is payable to the Stockholders pursuant to the Merger Agreement.
6.2     Stockholders’ Representative. The Holder acknowledges and accepts the appointment of the Stockholders’ Representative and the other provisions relating thereto as set forth in Section 8.12 of the Merger Agreement. This Section 6.2 is for the benefit of the Stockholders’ Representative, the Company, the Surviving Corporation and Parent and shall be enforceable by any of them directly against the Holder.

ARTICLE VII
MISCELLANEOUS
7.1     Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled (without the requirement to post a bond or other security) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Holder or Parent or Merger Sub, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement.
7.2     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.
7.3     Exclusive Jurisdiction; Waiver of Jury Trial.
(a)Each of the Parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States of America located within the State of Delaware, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in the Delaware Court of Chancery or, to the extent required by Applicable Law, the federal court located within the State of Delaware, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in any such Federal court, (c) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each of the Parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth below shall be effective service of process for any suit, action or proceeding brought in any such court.
(b)EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the Parties hereto (i) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other hereto have been induced to enter into this Agreement and Transactions, by, among other things, the mutual waivers and certifications in this Section 7.3(b).
7.4     Entire Agreement; Assignment. This Agreement, the Merger Agreement and the other Transaction Agreements (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof and (b) except for the rights provided to D&O Indemnified Parties pursuant to Section 4.14 of the Merger Agreement, are not intended to and shall not confer upon any Person other than the Parties hereto any rights or remedies hereunder. The Exhibits to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Party, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of Parent, but no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7.4 shall be null and void.
7.5     Amendment or Supplement. Subject to Applicable Law, this Agreement can be amended, supplemented or modified only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification is sought.
7.6     Extension of Time, Waiver. At any time prior to the Voting Expiration Date, any Party may, subject to Applicable Law, (a) waive any inaccuracies in the representations and warranties of the other Party hereto, (b) extend the time for the performance of any of the obligations or acts of the other Party hereto or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding anything to the contrary contained herein, no failure or delay by Parent or the Holder, in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.
7.7     Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) when sent by e-mail (with written confirmation of receipt) or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):
(i)    If to Parent, then as provided for in Section 8.7 of the Merger Agreement; and
(ii)    If to the Holder, then to the address set forth on the Holder’s signature page hereto.
7.8     Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. Except as otherwise expressly provided for herein, nothing contained in any representation or warranty, or the fact that any representation or warranty may or may not be more specific than any other representation or warranty, shall in any way limit or restrict the scope, applicability, or meaning of any other representation or warranty contained herein.
7.9     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other Party hereto; it being understood and agreed that the Parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the Parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.
7.10     Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
7.11     Interpretation. Section 8.1 of the Merger Agreement shall apply mutatis mutandis to this Agreement.
7.12     Termination. This Agreement shall terminate upon the earlier of (a) the valid termination of the Merger Agreement in accordance with the provisions of Article VI of the Merger Agreement and (b) the termination of this Agreement by mutual consent of the Parties (each individually a “Termination Event”) and shall be null and void in all respects after a Termination Event; provided, that, nothing herein shall relieve any Party from liability in connection with any breach of such Party’s representations, warranties, covenants or other agreements contained herein or willful or actual fraud occurring prior to a Termination Event.
7.13     Acknowledgments. Each party to this Agreement acknowledges that (a) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, represented the Company in connection with the Merger and related transactions, (b) Cooley LLP, counsel for Parent and Merger Sub, represented Parent and Merger Sub in connection with this Agreement, the Merger and related transactions, and (c) neither of the foregoing firms has represented the Holder in connection with this Agreement, the Merger or related transactions.
7.14     Fiduciary Duties. The Holder is signing this Agreement solely in the Holder’s capacity as an owner of his, her or its respective Shares, and notwithstanding anything to the contrary set forth herein, nothing herein shall prohibit, prevent, preclude, limit or affect the Holder from taking or not taking any action solely in his or her capacity as an officer or director of the Company or any of its Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement. The Holder makes no agreement or understanding in this Agreement in the Holder’s capacity as a director or officer of the Company or any of its Subsidiaries.
7.15     Spousal Consent. The Holder acknowledges and agrees that if the Holder has a spouse, this Agreement must be accompanied by a duly executed “Spousal Consent” in the form attached hereto as Appendix B.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

                        1LIFE HEALTHCARE, INC.

                        By:
                            Name:
                             Title:

                        IORA HEALTH, INC.

                        By:
                            Name:
                             Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT]

                    THE HOLDER

                    Name of Holder

                    Signature (by authorized person if an entity)

                    Address:

                    Email:
            Shares of Company Class A Common Stock:
            Shares of Company Class B Common Stock:
            Shares of Company Series A Preferred Stock:
            Shares of Company Series B Preferred Stock:
            Shares of Company Series C Preferred Stock:
            Shares of Company Series C2 Preferred Stock:
            Shares of Company Series D Preferred Stock:
            Shares of Company Series D2 Preferred Stock:
            Shares of Company Series E Preferred Stock:
            Shares of Company Series E2 Preferred Stock:
            Shares of Company Series E3 Preferred Stock:
            Shares of Company Series F Preferred Stock:
            Shares of Company Special Stock:
            Total Company Options:
            Total Company Phantom Stock Units:
            Total Company Warrants: